Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-1
            Home Equity Loan Asset Backed Certificates, Series 2002-1
                          Master Servicer's Certificate

                                                    Due Period 3/31/2002
                                                    Determination Date 4/22/2002
                                                    Distribution Date 4/25/2002

I     Available in Certificate Account

      Principal collected on Mortgage Loans                        29,612,518.25
      All Liquidation Proceeds with respect to Principal                    0.00
      Recoveries on previously Liquidated Mortgages
        with respect to Principal                                           0.00
      Principal portion of Purchase Price on
        Repurchased Mortgage Loans                                  2,096,666.50
      Substitution Adjustment with respect to Principal                     0.00
                                                                   -------------

                  Principal Distribution Amount                    31,709,184.75

      Interest collected on Mortgage Loans                          8,078,472.36
      Interest portion of Purchase Price on
        Repurchased Mortgage Loans                                     18,394.90
      Recoveries on previously Liquidated Mortgages
        with respect to Interest                                            0.00
      Substitution Adjustment with respect to Interest                      0.00
      Master Servicer Monthly Advances
        (net of Compensating Interest)                              2,998,339.60
      Reimbursement of previous months Servicer Advances                    0.00
      Compensating Interest                                            17,144.64
      Investment Earnings on Certificate Account                            0.00
                                                                   -------------

                  Interest Remittance Amount                       11,112,351.50

      Amount not Required to be deposited                                   0.00

                  Total available in the Certificate Account       42,821,536.25


II    Distributions                               Per $1,000         Amount
                                                  -----------    -------------

 1. Aggregate Class AF -1A Distribution           95.60616456    10,451,665.91

 2. Aggregate Class AF-1B Distribution            96.91519245     9,527,732.57

 3. Aggregate Class A-2 Distribution              3.80833338        257,938.42

 4. Aggregate Class A-3 Distribution              4.32500000        296,651.75

 5. Aggregate Class A-4 Distribution              4.97500000        249,695.25

 6. Aggregate Class A-5 Distribution              5.59166677        174,515.92

 7. Aggregate Class A-6 Distribution              5.16666674        244,176.67

 8. Aggregate Class A-7 Distribution              45.97161889    10,343,614.25

 9. Aggregate Class MF-1 Distribution             5.47500000        195,293.25

10  Aggregate Class MF-2 Distribution             5.88333333        198,209.50

11. Aggregate Class BF Distribution               6.21666654        160,141.33

12. Aggregate Class AV Distribution               57.32194716     9,861,094.57

13. Aggregate Class MV-1 Distribution             2.02902747         27,331.00

14. Aggregate Class MV-2 Distribution             2.45680515         26,730.04

15. Aggregate Class BV Distribution               2.96236088         32,260.11

16. Aggregate Class X-IO Distribution             0.00000000              0.00

17. Aggregate Class R Distribution                                        0.00

18. Aggregate Master Servicer Distribution                          774,485.72
                                                                    ----------

                        Total Distributions =                    42,821,536.26

III   Certificate Class Balances              Factor %                Amount
                                            ------------          --------------
      Opening Senior Class A Certificate
      Balances as reported in prior Monthly
      Master Servicer Report for Group I
      Certificates:
            (a) Class AF-1A                 100.00000000%         109,320,000.00
            (b) Class AF-1B                 100.00000000%          98,310,000.00
            (c) Class A-2                   100.00000000%          67,730,000.00
            (d) Class A-3                   100.00000000%          68,590,000.00
            (e) Class A-4                   100.00000000%          50,190,000.00
            (f) Class A-5                   100.00000000%          31,210,000.00
            (g) Class A-6                   100.00000000%          47,260,000.00
            (h) Class A-7                   100.00000000%         225,000,000.00
                                                                  --------------
                                                                  697,610,000.00

      Opening Subordinated Class MF & BF
      Certificate Balances as reported in
      prior Monthly Master Servicer Report
      for Group I Certificates:
            (a) Class MF-1                  100.00000000%          35,670,000.00
            (b) Class MF-2                  100.00000000%          33,690,000.00
            (c) Class BF                    100.00000000%          25,760,000.00
                                                                  --------------
                                                                   95,120,000.00

      Opening Senior Class AV Certificate
      Balances as reported in prior Monthly
      Master Servicer Report for Group II
      Certificates:
            (a) Class AV                    100.00000000%         172,030,000.00

      Opening Subordinated Class MV & BV
      Certificate Balances as reported in
      prior Monthly Master Servicer Report
      for Group II Certificates:

            (b)  Class MV-1                 100.00000000%          13,470,000.00
            (c)  Class MV-2                 100.00000000%          10,880,000.00
            (d)  Class BV                   100.00000000%          10,890,000.00
                                                                  --------------
                                                                  207,270,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                            No.           Amount

            (a) Stated principal collected                          1,908,276.13
            (b) Principal Prepayments                  304         27,704,242.12
            (c) Liquidation Proceeds                                        0.00
            (d) Repurchased Mortgage Loans              23          2,096,666.50
            (e) Substitution Adjustment
                  related to Principal                                      0.00
            (f) Recoveries on previously
                  Liquidated Mortgages
                  with respect to Principal                                 0.00
                                                                   -------------
                        Total Principal Distribution               31,709,184.75

1(b). Subordination Increase Amount                                 6,669,309.20

2(a). Class AF Principal Distribution
Amount for Group I Certificates:

                                            Per $1,000
                                            ----------
            1. Class AF-1A                  94.01269237            10,277,467.53
            2. Class AF-1B                  94.01269240             9,242,387.79
            3. Class A-2                     0.00000000                     0.00
            4. Class A-3                     0.00000000                     0.00
            5. Class A-4                     0.00000000                     0.00
            6. Class A-5                     0.00000000                     0.00
            7. Class A-6
              (a) Class A-6 Lockout
                    Percentage                           0.00%
              (b) Class A-6 Lockout
                    Distribution Amount      0.00000000                     0.00

            8.  Class A-7                   41.29661889             9,291,739.25

2(b). Class MF & BF Principal
Distribution Amount Group I
Certificates:
            1. Class MF-1                    0.00000000                     0.00
            2. Class MF-2                    0.00000000                     0.00
            3. Class BF                      0.00000000                     0.00

2(c). Class AV Principal Distribution
Amount Group II Certificates:
            1. Class AV                     55.61180829             9,566,899.38

2(d). Class AV Principal Distribution
Amount Group II Certificates:

            1. Class MV-1                    0.00000000                     0.00
            2. Class MV-2                    0.00000000                     0.00
            3. Class BV                      0.00000000                     0.00

2(e) Class M Applied Realized Loss for
Group I Certificates:

            1. Class MF-1                    0.00000000                     0.00
            2. Class MF-2                    0.00000000                     0.00
            3. Class BF                      0.00000000                     0.00

2(f) Class B Applied Realized Loss for
Group II Certificates:

            1. Class MV-1                    0.00000000                     0.00
            2. Class MV-2                    0.00000000                     0.00
            3. Class BV                      0.00000000                     0.00

                                              Factor %                Amount
                                              --------                ------
      Ending Senior Class A Certificate
      Balances after distributions of
      principal in this Monthly Master
      Servicer Report for Group I
      Certificates:
            (a) Class AF-1A                  90.59873076%          99,042,532.47
            (b) Class AF-1B                  90.59873076%          89,067,612.21
            (c) Class A-2                   100.00000000%          67,730,000.00
            (d) Class A-3                   100.00000000%          68,590,000.00
            (e) Class A-4                   100.00000000%          50,190,000.00
            (f) Class A-5                   100.00000000%          31,210,000.00
            (g) Class A-6                   100.00000000%          47,260,000.00
            (h) Class A-7                    95.87033811%         215,708,260.75
                                                                  --------------
                                                                  668,798,405.43

      Ending Subordinated Class MF & BF
      Certificate Balances after
      distributions of principal in this
      Monthly Master Servicer Report
      Group I Certificates:

            (a) Class MF-1                  100.00000000%          35,670,000.00
            (b) Class MF-2                  100.00000000%          33,690,000.00
            (c) Class BF                    100.00000000%          25,760,000.00
                                                                   -------------
                                                                   95,120,000.00

      Ending Senior Class AV Certificate
      Balances after distributions of
      principal in this Monthly Master
      Servicer Report for Group II
      Certificates:

            (a) Class AV                     94.43881917%         162,463,100.62

      Ending Subordinated Class MV & BV
      Certificate Balances after
      distributions of principal in this
      Monthly Master Servicer Report for
      Group II Certificates:

            (b) Class MV-1                  100.00000000%          13,470,000.00
            (c) Class MV-2                  100.00000000%          10,880,000.00
            (d) Class BV                    100.00000000%          10,890,000.00
                                                                  --------------
                                                                  197,703,100.62

V     Interest Distribution Amount

      Fixed Rate Certificates

            (b) Fixed Rate Certificates applicable Pass-Through Rate

                   1. Class AF-1A                      2.04875%
                   2. Class AF-1B                      3.48300%
                   3. Class A-2                        4.57000%
                   4. Class A-3                        5.19000%
                   5. Class A-4                        5.97000%
                   6. Class A-5                        6.71000%
                   7. Class A-6                        6.20000%
                   8. Class A-7                        5.61000%
                   9. Class MF-1                       6.57000%
                  10. Class MF-2                       7.06000%
                  11. Class BF                         7.46000%

      Variable Rate Certificates

            (b)LIBOR Rate                              1.90875%

                   1. Class AV                         2.19875%
                   2. Class MV-1                       2.60875%
                   3. Class MV-2                       3.15875%
                   4. Class BV                         3.80875%


      INTEREST REMITTANCE AMOUNT

      1. Interest collected on Mortgage Loans      8,078,472.36
      2. Interest advanced on Mortgage Loans       2,998,339.60
      3. Compensating Interest on Mortgage Loans      17,144.64
      4. Substitution Adjustment interest                  0.00
      5. Purchase Price interest on
           repurchased accounts                       18,394.90
      6. Liquidation Proceeds interest portion             0.00
      7. Recoveries on previously Liquidated
           Mortgages with respect to Interest              0.00
                TOTAL INTEREST REMITTANCE AMOUNT                   11,112,351.50


      Current Interest Requirement

       1. Class AF-1A  @ applicable Pass-Through Rate                 174,198.38
       2. Class AF-1B @ applicable Pass-Through Rate                  285,344.78
       3. Class A-2 @ applicable Pass-Through Rate                    257,938.42
       4. Class A-3 @ applicable Pass-Through Rate                    296,651.75
       5. Class A-4 @ applicable Pass-Through Rate                    249,695.25
       6. Class A-5 @ applicable Pass-Through Rate                    174,515.92
       7. Class A-6 @ applicable Pass-Through Rate                    244,176.67
       8. Class A-7 @ applicable Pass-Through Rate                  1,051,875.00
       9. Class MF-1 @ applicable Pass-Through Rate                   195,293.25
      10. Class MF-2 @ applicable Pass-Through Rate                   198,209.50
      11. Class BF @ applicable Pass-Through Rate                     160,141.33
      12. Class AV @ applicable Pass-Through Rate                     294,195.19
      13. Class MV-1 @ applicable Pass-Through Rate                    27,331.00
      14. Class MV-2 @ applicable Pass-Through Rate                    26,730.04
      15. Class BV  @ applicable Pass-Through Rate                     32,260.11

      Interest Carry Forward Amount

       1. Class AF-1A                       0.00
       2. Class AF-1B                       0.00
       3. Class A-2                         0.00
       4. Class A-3                         0.00
       5. Class A-4                         0.00
       6. Class A-5                         0.00
       7. Class A-6                         0.00
       8. Class A-7                         0.00
       9. Class MF-1                        0.00
      10. Class MF-2                        0.00
      11. Class BF                          0.00
      12. Class AV                          0.00
      13. Class MV-1                        0.00
      14. Class MV-2                        0.00
      15. Class BV                          0.00
      16. Class X-IO                        0.00

      Certificates Interest Distribution Amount

                                      Per $ 1,000
                                      -----------
       1. Class AF-1A                  1.59347219                     174,198.38
       2. Class AF-1B                  2.90250005                     285,344.78
       3. Class A-2                    3.80833338                     257,938.42
       4. Class A-3                    4.32500000                     296,651.75
       5. Class A-4                    4.97500000                     249,695.25
       6. Class A-5                    5.59166677                     174,515.92
       7. Class A-6                    5.16666674                     244,176.67
       8. Class A-7                    4.67500000                   1,051,875.00
       9. Class MF-1                   5.47500000                     195,293.25
      10. Class MF-2                   5.88333333                     198,209.50
      11. Class BF                     6.21666654                     160,141.33
      12. Class AV                     1.71013887                     294,195.19
      13. Class MV-1                   2.02902747                      27,331.00
      14. Class MV-2                   2.45680515                      26,730.04
      15. Class BV                     2.96236088                      32,260.11
                                                                    ------------
                                                                    3,668,556.59

VI    Credit Enhancement Information

                                                              Group I           Group II        Total
      (a) Senior Enhancement Percentage                        12.38%            17.65%            30.03%

      (b) Overcollateralization Amount:

            1. Opening Overcollateralization Amount             0.00            382.42            382.42
            2. Ending Overcollateralization Amount      4,756,696.59      1,912,995.03      6,669,691.62
            3. Targeted Overcollateralization Amount   12,683,784.02      7,461,499.72     20,145,283.74
            4. Subordination Deficiency                 7,927,087.43      5,548,504.69     13,475,592.12
            5. Overcollateralization Release Amount             0.00              0.00              0.00

VII   Trigger Information

            1. (a) 60+ Delinquency Percentage                1.57%         2.60%
               (b) Delinquency Event in effect
                    (Group I > 50% or Group II > 40%)?          NO            NO

            2. (a) Cumulative Loss Percentage                0.00%         0.00%
               (b) Applicable Loss Percentage
                     for current Distribution                2.25%         3.25%
               (c) Cumulative Loss Trigger
                     Event in effect                           NO             NO

VIII  Pool Information                                  No.          Amount
                                                      ------      --------------
               (a) Closing Mortgage Loan
                     Principal Balance:
                  1. Fixed Rate                        9,893      768,675,102.02
                  2. Adjustable Rate                   1,990      199,616,095.65

                        Total Closing Mortgage Loan
                          Principal Balance:          11,883      968,291,197.67

               (b) Balloon Mortgage Loans
                  1. Fixed Rate                          439       30,145,775.20
                  2. Adjustable Rate                       3          159,897.08

                        Total Closing Mortgage Loan
                          Principal Balance:             442       30,305,672.28

               (c) Weighted Average Mortgage Rate:
                  1. Fixed Rate                                           9.721%
                  2. Adjustable Rate                                     10.133%

                        Total  Weighted Average
                          Mortgage Rate                                   9.806%

               (d) Weighted Average Net Mortgage Rate:
                  1. Fixed Rate                                           9.219%
                  2. Adjustable Rate                                      9.665%

               (e) Weighted Average Remaining Maturity:
                  1. Fixed Rate                                           285.54
                  2. Adjustable Rate                                      340.28

               (f) Weighted Average Original Maturity:
                  1. Fixed Rate                                           312.88
                  2. Adjustable Rate                                      358.99

IX    Delinquency Information                       No.         %             Amount
                                                   ----       ----        -------------
      A. Fixed Rate Mortgage Loans:
            (a) Delinquent Contracts:
                  1. 31 - 59 Day Accounts           493       4.43%       34,045,644.26
                  2. 60 - 89 Day Accounts           168       1.39%       10,677,188.04
                  3. 90+  Day Accounts               16       0.18%        1,395,595.05

            (b) Mortgage Loans - In Foreclosure       0       0.00%                0.00
            (c) REO Property Accounts                 0       0.00%                0.00

      B. Adjustable Rate Mortgage Loans:

            (a)  Delinquent Contracts:
                  1. 31 - 59 Day Accounts           152       7.21%       14,398,206.85
                  2. 60 - 89 Day Accounts            58       2.34%        4,664,113.06
                  3. 90+  Day Accounts                6       0.27%          532,019.28

            (b) Mortgage Loans - In Foreclosure       0       0.00%                0.00
            (c) REO Property Accounts                 0       0.00%                0.00

      C. Total For All Mortgage Loans
            (a) Delinquent Contracts:
                  1. 31 - 59 Day Accounts           645       5.00%       48,443,851.11
                  2. 60 - 89 Day Accounts           226       1.58%       15,341,301.10
                  3. 90+  Day Accounts               22       0.20%        1,927,614.33

            (b) Mortgage Loans - In Foreclosure       0       0.00%                0.00
            (c) REO Property Accounts                 0       0.00%                0.00

X     Realized Losses                                           No.       Amount
                                                               ---        ------

      1. (a) Gross Realized Losses during the period             0        0.00

         (b) Realized Losses during the period
                  1. Group I                                              0.00
                  2. Group II                                             0.00

                        Total                                             0.00

         (c) Cumulative Gross Realized Losses                    0        0.00

         (d) Cumulative Realized Losses
                  1. Group I                                              0.00
                  2. Group II                                             0.00

                        Total                                             0.00

         (e) Cumulative Applied Realized Losses
                          i. Class B-4                                    0.00
                         ii. Class B-3                                    0.00
                        iii. Class B-2                                    0.00
                         iv. Class B-1                                    0.00
                          v. Class M-2                                    0.00
                         vi. Class M-1                                    0.00

XI    Miscellaneous Information

      1. (a) Monthly Master Servicer Fee

                    i. Monthly Servicing Fee                          416,666.83
                   ii. Mortgage Fees                                  345,907.30
                  iii. Mortgage Insurance Premium Reimbursement        11,911.59
                   iv. Certificate Account Investment Earnings              0.00

         (b) Amount of prior unpaid Master Servicing Fees
               paid with this distribution                                  0.00

         (c) Total Master Servicing Fees paid
               with this distribution                                 774,485.72

         (d) Amount of unpaid Master Servicing Fees
               as of this distribution                                      0.00

      2. (a) Opening Master Servicer Advance Balance                        0.00
                                                                    ------------
         (b) Current Advance (exclusive of Compensating Interest)   2,998,339.60

         (c) Reimbursement of prior Master Servicer Advances                0.00

         (d) Ending Master Servicer Advance Balance                 2,998,339.60

      3. (a) Opening  Supplemental Interest Reserve Fund               10,000.00

         (b) Investment Earnings                                            0.00

         (c) Deposits                                                       0.00
                                                                    ------------
         (d) Ending Supplemental Interest Reseved Fund                 10,000.00

      4. Current period Compensating Interest                          17,144.64

      5. (a) Stepdown Date in effect?                                      NO